UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 16, 2004

AMB PROPERTY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14245	94-3285362

(State or other jurisdiction of Incorporation)	(Commission file number)	(I.R.S. employer identification number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip Code)

415-394-9000

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

     During the period January 1, 2004 through December 16, 2004, we and our affiliates acquired 62 operating buildings, aggregating approximately 7.3 million square feet, for a total purchase price, excluding estimated acquisition capital, of $667.2 million. The total purchase price includes non-cash increases of $5.1 million relating to mortgage premiums or discounts on existing assumed debt and $13.4 million associated with intangible liabilities for the value attributable to below market leases. The buildings were purchased with $206.1 million in assumed debt and $442.6 million in cash.

     All of these buildings were acquired from unrelated third parties in unrelated transactions and represent individually insignificant acquisitions.

FORWARD LOOKING STATEMENTS

     Some of the information included in this report contains forward-looking statements, such as those related to the purchase price and financial statements of property acquisitions, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants, increased interest rates and operating costs, our failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in real estate and zoning laws, risks related to doing business internationally and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Business Risks” and elsewhere in our most recent annual report for the year ended December 31, 2003 in Amendment No. 2 on Form 10-K/A.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements:

(i)	Historical Summaries of Revenues and Certain Expenses for International Airport Center – Boston Marine

-	Report of Independent Auditors

-	Historical Summaries of Revenues and Certain Expenses for International Airport Center – Boston Marine for the period from January 1, 2004 through February 11, 2004 (unaudited) and for the year ended December 31, 2003

-	Notes to Historical Summaries of Revenues and Certain Expenses for International Airport Center – Boston Marine for the period from January 1, 2004 through February 11, 2004 (unaudited) and for the year ended December 31, 2003

(ii)	Historical Summaries of Revenues and Certain Expenses for International Airport Center – LAX Gateway

-	Report of Independent Auditors

-	Historical Summaries of Revenues and Certain Expenses for International Airport Center – LAX Gateway for the period from January 1, 2004 through March 22, 2004 (unaudited) and for the year ended December 31, 2003

-	Notes to Historical Summaries of Revenues and Certain Expenses for International Airport Center – LAX Gateway for the period from January 1, 2004 through March 22, 2004 (unaudited) and for the year ended December 31, 2003

(iii)	Historical Summaries of Revenues and Certain Expenses for International Airport Center – JFK A-C

-	Report of Independent Auditors

-	Historical Summaries of Revenues and Certain Expenses for International Airport Center – JFK A-C for the period from January 1, 2004 through June 22, 2004 (unaudited) and for the year ended December 31, 2003

-	Notes to Historical Summaries of Revenues and Certain Expenses for International Airport Center – JFK A-C for the period from January 1, 2004 through June 22, 2004 (unaudited) and for the year ended December 31, 2003

(iv)	Historical Summaries of Revenues and Certain Expenses for AMB Tri-Port Distribution Center

-	Report of Independent Auditors

-	Historical Summaries of Revenues and Certain Expenses for AMB Tri-Port Distribution Center for the period from January 1, 2004 through August 31, 2004 (unaudited) and for the year ended December 31, 2003

-	Notes to Historical Summaries of Revenues and Certain Expenses for AMB Tri-Port Distribution Center for the period from January 1, 2004 through August 31, 2004 (unaudited) and for the year ended December 31, 2003

(v)	Historical Summaries of Revenues and Certain Expenses for AMB Turnberry Distribution

-	Report of Independent Auditors

-	Historical Summaries of Revenues and Certain Expenses for AMB Turnberry Distribution for the period from January 1, 2004 through September 30, 2004 (unaudited) and for the year ended December 31, 2003

-	Notes to Historical Summaries of Revenues and Certain Expenses for AMB Turnberry Distribution for the period from January 1, 2004 through September 30, 2004 (unaudited) and for the year ended December 31, 2003

(b)	Pro Forma Financial Information for AMB Property Corporation (Unaudited):

-	Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004

-	Notes and adjustments to Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004

-	Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2004

-	Notes and adjustments to Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2004

-	Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003

-	Notes and adjustments to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2003

(c)	Exhibits:

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

Report of Independent Auditors

To the Partners of AMB Property, L.P.:

We have audited the accompanying Historical Summary of Revenues and Certain Expenses (the “Historical Summary”) of International Airport Center – Boston Marine (the “Property”) for the year ended December 31, 2003. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission (for inclusion in the Form 8-K of AMB Property, L.P.) as described in Note 1 and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Property for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP
San Francisco, California
December 21, 2004

International Airport Center – Boston Marine
Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through February 11, 2004 (unaudited)
and Year Ended December 31, 2003

	2004
	(unaudited)	2003
Revenues
Rental revenue	$747,920	$5,904,511
Tenant reimbursements	110,454	828,598
Interest income	60,278	501,608

Total revenues	918,652	7,234,717

Expenses
Property operating	208,131	1,461,195
Ground lease	147,025	1,590,496
Insurance	26,209	88,876

Total expenses	381,365	3,140,567

Revenues in excess of certain expenses	$537,287	$4,094,150

The accompanying notes are an integral part of these historical summaries.

International Airport Center – Boston Marine
Notes to Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through February 11, 2004 (unaudited)
and Year Ended December 31, 2003

1.	Background and Basis of Presentation

The accompanying historical summaries of revenues and certain expenses (the “Summaries”) present the results of operations of International Airport Center – Boston Marine (the “Property”) for the year ended December 31, 2003 and the period from January 1, 2004 through February 11, 2004 (unaudited). The Property was acquired by AMB Institutional Alliance Fund III, L.P., a subsidiary of AMB Property, L.P. (the “Company”), on February 11, 2004 from IAC, LLC for approximately $69.1 million. The Property consists of one industrial building aggregating approximately 376,267 square feet (unaudited) located in Boston, Massachusetts. The land the Property is situated on is subject to a ground lease (see footnote 3).

The accompanying Summaries have been prepared on the accrual basis of accounting. The Summaries have been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K of AMB Property, L.P. The Summaries are not intended to be a complete presentation of the revenues and expenses of the Property as certain expenses, primarily depreciation and amortization expense, interest expense and other costs not directly related to the future operations of the Property, have been excluded.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Rental revenues from operating leases are recorded on a straight-line basis over the terms of the leases. Tenant reimbursements represent recoveries from tenants for utilities and certain property maintenance expenses. Tenant reimbursements are recognized as revenues in the period the applicable costs are accrued.

Property Operating Expenses

Property operating expenses represent the direct expenses of operating the Property and include maintenance, utilities, property management fees and repair costs that are expected to continue in the ongoing operations of the Property. Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of historical summaries in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period, to disclose contingent assets and liabilities at the date of the historical summaries and report amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Interim Statements

The historical summary for the period from January 1, 2004 through February 11, 2004 is unaudited, however, in the opinion of management of the Company, all significant adjustments necessary for a fair presentation of the historical summary for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year for the operation of the Property.

International Airport Center – Boston Marine
Notes to Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through February 11, 2004 (unaudited)
and Year Ended December 31, 2003

3.	Commitments

The Property is subject to a ground lease whose term runs through 2049. The following is a schedule of minimum ground lease payments in effect as of December 31, 2003. The schedule does not reflect additional payments of 4.1% of gross rental revenue required under the ground lease contract.

2004	$805,719
2005	805,719
2006	805,719
2007	805,719
2008	805,719
Thereafter	32,430,190

Total	$36,458,785

Report of Independent Auditors

To the Partners of AMB Property, L.P.:

We have audited the accompanying Historical Summary of Revenues and Certain Expenses (the “Historical Summary”) of International Airport Center – LAX Gateway (the “Property”) for the year ended December 31, 2003. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission (for inclusion in the Form 8-K of AMB Property, L.P.) as described in Note 1 and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Property for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP
San Francisco, California
December 21, 2004

International Airport Center – LAX Gateway
Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through March 22, 2004 (unaudited)
and Year Ended December 31, 2003

	2004
	(unaudited)	2003
Revenues
Rental revenue	$791,995	$3,474,181
Tenant reimbursements	93,099	446,512
Interest income	33,467	142,220

Total revenues	918,561	4,062,913

Expenses
Property operating	334,689	1,041,338
Ground lease	190,612	544,113
Insurance	35,973	140,835

Total expenses	561,274	1,726,286

Revenues in excess of certain expenses	$357,287	$2,336,627

The accompanying notes are an integral part of these historical summaries.

International Airport Center – LAX Gateway
Notes to Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through March 22, 2004 (unaudited)
and Year Ended December 31, 2003

1.	Background and Basis of Presentation

The accompanying historical summaries of revenues and certain expenses (the “Summaries”) present the results of operations of International Airport Center – LAX Gateway (the “Property”) for the year ended December 31, 2003 and the period from January 1, 2004 through March 22, 2004(unaudited). The Property was acquired by AMB Partners II, L.P., a subsidiary of AMB Property, L.P. (the “Company”), on March 22, 2004 from IAC, LLC for approximately $27.8 million. The Property consists of one industrial building aggregating approximately 221,194 square feet (unaudited) located in Los Angeles, California. The land the Property is situated on is subject to a ground lease (see footnote 3).

The accompanying Summaries have been prepared on the accrual basis of accounting. The Summaries have been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K of AMB Property, L.P. The Summaries are not intended to be a complete presentation of the revenues and expenses of the Property as certain expenses, primarily depreciation and amortization expense, interest expense and other costs not directly related to the future operations of the Property, have been excluded.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Rental revenues from operating leases are recorded on a straight-line basis over the terms of the leases. Tenant reimbursements represent recoveries from tenants for utilities and certain property maintenance expenses. Tenant reimbursements are recognized as revenues in the period the applicable costs are accrued.

Property Operating Expenses

Property operating expenses represent the direct expenses of operating the Property and include maintenance, utilities, property management fees and repair costs that are expected to continue in the ongoing operations of the Property. Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of historical summaries in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period, to disclose contingent assets and liabilities at the date of the historical summaries and report amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Interim Statements

The historical summary for the period from January 1, 2004 through March 22, 2004 is unaudited, however, in the opinion of management of the Company, all significant adjustments necessary for a fair presentation of the historical summary for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year for the operation of the Property.

International Airport Center – LAX Gateway
Notes to Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through March 22, 2004 (unaudited)
and Year Ended December 31, 2003

3.	Commitments

The Property is subject to a ground lease whose term runs through 2032. The following is a schedule of minimum ground lease payments in effect as of December 31, 2003. The schedule does not reflect additional payments of 5% of gross rental revenue required under the ground lease contract.

2004	$420,000
2005	420,000
2006	420,000
2007	420,000
2008	420,000
Thereafter	9,870,000

Total	$11,970,000

Report of Independent Auditors

To the Partners of AMB Property, L.P.:

We have audited the accompanying Historical Summary of Revenues and Certain Expenses (the “Historical Summary”) of International Airport Center – JFK A-C (the “Portfolio”) for the year ended December 31, 2003. This Historical Summary is the responsibility of the Portfolio’s management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission (for inclusion in the Form 8-K of AMB Property, L.P.) as described in Note 1 and is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Portfolio for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP
San Francisco, California
December 21, 2004

International Airport Center – JFK A-C
Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through June 22, 2004 (unaudited)
and Year Ended December 31, 2003

	2004
	(unaudited)	2003
Revenues
Rental revenue	$2,534,101	$4,034,021
Tenant reimbursements	261,503	376,450
Interest income	278	9,939

Total revenues	2,795,882	4,420,410

Expenses
Property operating	380,242	938,777
Insurance	55,976	120,200

Total expenses	436,218	1,058,977

Revenues in excess of certain expenses	$2,359,664	$3,361,433

The accompanying notes are an integral part of these historical summaries.

International Airport Center – JFK A-C
Notes to Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through June 22, 2004 (unaudited)
and Year Ended December 31, 2003

1.	Background and Basis of Presentation

The accompanying historical summaries of revenues and certain expenses (the “Summaries”) present the results of operations of International Airport Center – JFK A-C (the “Portfolio”) for the year ended December 31, 2003 and the period from January 1, 2004 through June 22, 2004 (unaudited). The Portfolio was acquired by AMB Institutional Alliance Fund III, L.P., a subsidiary of AMB Property, L.P. (the “Company”), on June 22, 2004 from IAC, LLC for approximately $113.8 million. The Portfolio, which was under development during 2003 and a portion of 2004, consists of three industrial buildings aggregating approximately 385,153 square feet (unaudited) located in Jamaica, New York. The land the Portfolio is situated on is subject to a ground lease (see footnote 3).

The accompanying Summaries have been prepared on the accrual basis of accounting. The Summaries have been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K of AMB Property, L.P. The Summaries are not intended to be a complete presentation of the revenues and expenses of the Portfolio as certain expenses, primarily depreciation and amortization expense, interest expense and other costs not directly related to the future operations of the Portfolio, have been excluded.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Rental revenues from operating leases are recorded on a straight-line basis over the terms of the leases. Tenant reimbursements represent recoveries from tenants for utilities and certain property maintenance expenses. Tenant reimbursements are recognized as revenues in the period the applicable costs are accrued.

Property Operating Expenses

Property operating expenses represent the direct expenses of operating the Portfolio and include maintenance, utilities, property management fees and repair costs that are expected to continue in the ongoing operations of the Portfolio. Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of historical summaries in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period, to disclose contingent assets and liabilities at the date of the historical summaries and report amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Interim Statements

The historical summary for the period from January 1, 2004 through June 22, 2004 is unaudited, however, in the opinion of management of the Company, all significant adjustments necessary for a fair presentation of the historical summary for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year for the operation of the Portfolio.

International Airport Center – JFK A-C
Notes to Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through June 22, 2004 (unaudited)
and Year Ended December 31, 2003

3.	Commitments

The Portfolio is subject to a ground lease with a term through 2027. Under the terms of the ground lease agreement, the Company has an option to purchase the land through 2027. The ground lease agreement provides for no payments to be made during the option period. The Company has not exercised this option as of December 21, 2004.

Report of Independent Auditors

To the Partners of AMB Property, L.P.:

We have audited the accompanying Historical Summary of Revenues and Certain Expenses (the “Historical Summary”) of AMB-Tri-Port Distribution Center (the “Property”) for the year ended December 31, 2003. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission (for inclusion in the Form 8-K of AMB Property, L.P.) as described in Note 1 and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Property for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP
San Francisco, California
December 21, 2004

AMB Tri-Port Distribution Center
Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through August 31, 2004 (unaudited)
and Year Ended December 31, 2003

	2004
	(unaudited)	2003
Revenues
Rental revenue	$2,210,933	$3,327,172
Tenant reimbursements	918,654	1,224,162
Interest income	67,476	118,776

Total revenues	3,197,063	4,670,110

Expenses
Property operating	365,043	493,300
Real estate taxes and insurance	647,324	1,068,972

Total expenses	1,012,367	1,562,272

Revenues in excess of certain expenses	$2,184,696	$3,107,838

The accompanying notes are an integral part of these historical summaries.

AMB Tri-Port Distribution Center
Notes to Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through August 31, 2004 (unaudited)
and Year Ended December 31, 2003

1.	Background and Basis of Presentation

The accompanying historical summaries of revenues and certain expenses (the “Summaries”) present the results of operations of AMB Tri-Port Distribution Center (the “Property”) for the year ended December 31, 2003 and the period from January 1, 2004 through August 31, 2004 (unaudited). The Property was acquired by AMB Property, L.P. (the “Company”) from DNJ Associates, LP on September 28, 2004 for approximately $45.5 million. The Property consists of one industrial building aggregating approximately 490,830 square feet (unaudited) and one parcel of land consisting of approximately 13.6 acres (unaudited), located in Elizabeth, New Jersey.

The accompanying Summaries have been prepared on the accrual basis of accounting. The Summaries have been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K of AMB Property, L.P. The Summaries are not intended to be a complete presentation of the revenues and expenses of the Property as certain expenses, primarily depreciation and amortization expense, interest expense and other costs not directly related to the future operations of the Property, have been excluded.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Rental revenues from operating leases are recorded on a straight-line basis over the terms of the leases. Tenant reimbursements represent recoveries from tenants for utilities and certain property maintenance expenses. Tenant reimbursements are recognized as revenues in the period the applicable costs are accrued.

Property Operating Expenses

Property operating expenses represent the direct expenses of operating the Property and include maintenance, utilities, property management fees and repair costs that are expected to continue in the ongoing operations of the Property. Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of historical summaries in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period, to disclose contingent assets and liabilities at the date of the historical summaries and report amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Interim Statements

The historical summary for the period from January 1, 2004 through August 31, 2004 is unaudited, however, in the opinion of management of the Company, all significant adjustments necessary for a fair presentation of the historical summary for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year for the operation of the Property.

Report of Independent Auditors

To the Partners of AMB Property, L.P.:

We have audited the accompanying Historical Summary of Revenues and Certain Expenses (the “Historical Summary”) of AMB Turnberry Distribution (the “Portfolio”) for the year ended December 31, 2003. This Historical Summary is the responsibility of the Portfolio’s management. Our responsibility is to express an opinion on this Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission (for inclusion in the Form 8-K of AMB Property, L.P.) as described in Note 1 and is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Portfolio for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP
San Francisco, California
December 21, 2004

AMB Turnberry Distribution
Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through September 30, 2004 (unaudited)
and Year Ended December 31, 2003

	2004
	(unaudited)	2003
Revenues
Rental revenue	$4,365,216	$6,475,714
Tenant reimbursements	446,445	534,126

Total revenues	4,811,661	7,009,840

Expenses
Property operating	196,017	320,584
Real estate taxes and insurance	469,683	557,066

Total expenses	665,700	877,650

Revenues in excess of certain expenses	$4,145,961	$6,132,190

The accompanying notes are an integral part of these historical summaries.

AMB Turnberry Distribution
Historical Summaries of Revenues and Certain Expenses
For the Period from January 1, 2004 through September 30, 2004 (unaudited)
and Year Ended December 31, 2003

1.	Background and Basis of Presentation

The accompanying historical summaries of revenues and certain expenses (the “Summaries”) present the results of operations of AMB Turnberry Distribution (the “Portfolio”) for the year ended December 31, 2003 and the period from January 1, 2004 through September 30, 2004 (unaudited). The Portfolio was acquired by AMB Institutional Alliance Fund III, L.P., a subsidiary of AMB Property, L.P. (the “Company”), from CIGNA Employees Pension Fund on December 16, 2004 for approximately $97.5 million. The Portfolio consists of five industrial buildings aggregating approximately 1,678,910 square feet (unaudited) located in Chicago, Illinois.

The accompanying Summaries have been prepared on the accrual basis of accounting. The Summaries have been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission and for inclusion in the Current Report on Form 8-K of AMB Property, L.P. The Summaries are not intended to be a complete presentation of the revenues and expenses of the Portfolio as certain expenses, primarily depreciation and amortization expense, interest expense and other costs not directly related to the future operations of the Portfolio, have been excluded.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Rental revenues from operating leases are recorded on a straight-line basis over the terms of the leases. Tenant reimbursements represent recoveries from tenants for utilities and certain property maintenance expenses. Tenant reimbursements are recognized as revenues in the period the applicable costs are accrued.

Property Operating Expenses

Property operating expenses represent the direct expenses of operating the Portfolio and include maintenance, utilities, property management fees, and repair costs that are expected to continue in the ongoing operations of the Portfolio. Expenditures for maintenance and repairs are charged to operations as incurred.

Use of Estimates

The preparation of historical summaries in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period, to disclose contingent assets and liabilities at the date of the historical summaries and report amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Interim Statements

The historical summary for the period from January 1, 2004 through September 30, 2004 is unaudited, however, in the opinion of management of the Company, all significant adjustments necessary for a fair presentation of the historical summary for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year for the operation of the Portfolio.

AMB PROPERTY, L.P.

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
BACKGROUND

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 has been prepared to reflect the incremental effect of acquisitions by AMB Property, L.P. (the “Operating Partnership”) for the period from October 1, 2004 through December 16, 2004, as if such transactions had occurred on September 30, 2004.

The accompanying unaudited pro forma consolidated statement of operations for the nine months ended September 30, 2004 has been prepared to reflect: (i) the incremental effect of the acquisitions of properties by the Operating Partnership in 2004 (the “2004 Property Acquisitions”) and (ii) the divestiture of certain properties in the period from October 1, 2004 through December 16, 2004, as if such transactions had occurred on January 1, 2003 and were carried forward through September 30, 2004.

The accompanying unaudited pro forma consolidated statement of operations for the year ended December 31, 2003 has been prepared to reflect: (i) the incremental effect of the acquisition of properties during 2003 by the Operating Partnership (the “2003 Property Acquisitions”), (ii) the divestiture of certain properties during 2003 and 2004, (iii) the 2004 Property Acquisitions and (iv) the issuance of unsecured senior debt securities in November 2003, as if such transactions and adjustments had occurred on January 1, 2003 and were carried forward through their issuance dates.

These unaudited pro forma consolidated statements should be read in connection with the historical consolidated financial statements and notes thereto included in the Operating Partnership’s Annual Report in Amendment No.2 on Form 10-K/A for the year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. AMB Property Corporation (the “Company”) is the general partner of the Operating Partnership. In the opinion of management, the pro forma consolidated financial information provides for all adjustments necessary to reflect the effects of the above transactions.

The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transactions and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

AMB PROPERTY, L.P.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2004
(UNAUDITED, DOLLARS IN THOUSANDS)

	Operating
	Partnership(1)	Acquisition(2)		Pro Forma
Assets
Net investments in real estate	$5,827,470	$175,814	(2)	$6,003,284
Cash and cash equivalents	174,323	(32,207	)(2)	142,116
Mortgage receivable	23,068	—		23,068
Accounts receivable, net	102,078	—		102,078
Other assets	94,711	—		94,711

Total assets	$6,221,650	$143,607		$6,365,257

Liabilities and Partners’ Capital
Secured debt	$1,617,944	$80,682	(2)	$1,698,626
Unsecured senior debt securities	1,025,000	—		1,025,000
Unsecured debt	9,182	—		9,182
Unsecured credit facility	583,864	—		583,864
Accounts payable and other liabilities	278,350	4,819	(2)	283,169

Total liabilities	3,514,340	85,501		3,599,841

Minority interests:
Joint venture partners	701,639	58,106	(2)	759,745
Preferred unitholders	203,260	—		203,260

Total minority interests	904,899	58,106		963,005

Partners’ capital:
General partner	1,639,267	—		1,639,267
Limited partners	163,144	—		163,144

Total partners’ capital	1,802,411	—		1,802,411

Total liabilities and partners’ capital	$6,221,650	$143,607		$6,365,257

AMB PROPERTY, L.P.
NOTES AND ADJUSTMENTS TO PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2004
(UNAUDITED, DOLLARS IN THOUSANDS)

(1) Reflects the unaudited condensed consolidated balance sheet of the Operating Partnership as of September 30, 2004. See the historical consolidated financial statements and notes thereto included in the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

(2) Reflects the acquisition of the AMB CDG Cargo Center, AMB Schipohl Distribution, AMB Shady Oak Industrial Center, AMB Northpoint Industrial Center, AMB Industrial Park Business Center, AMB District Industrial, AMB Sivert Distribution and AMB Turnberry Distribution which were acquired after September 30, 2004. The AMB CDG Cargo Center purchase price has been reduced by $4,819 reflecting the non-cash increase to its purchase price associated with an intangible liability for the value attributable to below market leases. The source of funding for these acquisitions consisted of approximately $90,313 in cash, and $80,682 of assumed debt. The cash portion of the acquisition price was funded with existing cash and contributions from joint venture partners. The following table sets forth the sources and uses of funding used for these acquisitions:

Sources of Fundings
Amount
Assumed debt	$80,682
Existing cash	32,207
Minority interest contributions	58,106

$170,995

Uses of Fundings
Property	Purchase Price
AMB CDG Cargo Center	$34,051
AMB Schiphol Distribution Center	15,812
AMB Shady Oak Industrial Center	2,692
AMB Northpoint Industrial Center	10,856
AMB Industrial Park Business Center	5,835
AMB District Industrial	2,042
AMB Sivert Distribution	2,234
AMB Turnberry Distribution	97,473

$170,995

AMB PROPERTY, L.P.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

	Operating			2004 Property
	Partnership(1)	Dispositions		Acquisitions		Pro Forma
Revenues
Rental revenues	$497,000	$(14,693	)(2)	$23,922	(3)	$506,229
Private capital income	8,077	—		503	(3)	8,580

Total revenues	505,077	(14,693)		24,425		514,809

Costs and expenses
Property operating costs	(128,580)	3,760	(2)	(6,375	)(3)	(131,195)
Depreciation and amortization	(120,998)	4,181	(2)	(6,247	)(4)	(123,064)
General and administrative	(45,706)	3	(2)	—		(45,703)

Total costs and expenses	(295,284)	7,944		(12,622)		(299,962)

Other income and expenses, net
Equity in earnings of unconsolidated joint ventures	3,256	—		—		3,256
Interest and other income, net	3,283	(7	)(2)	—		3,276
Development profits, net of taxes	4,756	—		—		4,756
Interest, including amortization	(118,449)	2,178	(2)	(7,712	)(5)	(123,983)

Total other income and expenses, net	(107,154)	2,171		(7,712)		(112,695)

Income before minority interests	102,639	(4,578)		4,091		102,152

Minority interests’ share of income
Joint venture partners’ share of income	(28,978)	995	(2)	(2,240	)(3)	(30,223)
Joint venture partners’ share of development profits	(672)	—		—		(672)
Preferred unitholders	(10,076)	—		—		(10,076)

Total minority interests share of income	(39,726)	995		(2,240)		(40,971)

Income from continuing operations	62,913	(3,583)		1,851		61,181

Preferred unit distributions	(10,119)	—		—		(10,119)

Income from continuing operations available to common unitholders	$52,794	$(3,583)		$1,851		$51,062

Basic Income Per Common Unit
Income from continuing operations available to common unitholders	$0.61					$0.59

Diluted Income Per Common Unit
Income from continuing operations available to common unitholders	$0.59					$0.57

Weighted Average Common Units Outstanding
Basic	86,749,022					86,749,022

Diluted	89,764,633					89,764,633

AMB PROPERTY, L.P.

NOTES AND ADJUSTMENTS TO PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(UNAUDITED, DOLLARS IN THOUSANDS)

(1) Reflects the unaudited consolidated operations of the Operating Partnership related to continuing operations for the nine months ended September 30, 2004. Revenues and expenses related to discontinued operations are not included. See the historical consolidated financial statements and notes thereto included in the Operating Partnership’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

(2) Reflects the elimination of the historical revenues and expenses for the applicable period related to the classification of certain properties as held for sale as of December 16, 2004 as follows:

Revenues
Rental revenues	$14,693

Total revenues	14,693

Costs and expenses
Property operating costs	(3,760)
Depreciation and amortization	(4,181)
General and administrative	(3)

Total costs and expenses	(7,944)

Other income and expenses
Interest and other income	7
Interest, including amortization	(2,178)

Total other income and expenses	(2,171)

Income before minority interests	4,578

Minority interests’ share of income
Joint venture partners	(995)

Total minority interests’ share of income	(995)

Income from continuing operations	$3,583

AMB PROPERTY, L.P.

NOTES AND ADJUSTMENTS TO PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(UNAUDITED, DOLLARS IN THOUSANDS)

(3) The following table sets forth the incremental rental revenues and operating expenses of the 2004 Property Acquisitions during the nine month period ended September 30, 2004 based on the historical operations of such properties for the periods prior to acquisition by the Operating Partnership or its affiliates. In addition, the following table sets forth the private capital income which is earned based on 7.5% of the minority interests’ share of net operating income.

				Revenues in		Minority
		Rental	Operating	Excess of Certain	Private Capital	Interests’ Share of
	Acquisition Date	Revenues	Expenses	Expenses	Income	Income (Loss)
Mooncreek Distribution Center	January 6, 2004	$14	$4	$10	$—	$—
Coltongo Distribution Center	January 22, 2004	—	—	—	—	—
International Airport Center — Boston Marine	February 11, 2004	919	382	537	—	—
Funabashi Distribution Center	February 16, 2004	489	123	366	—	—
Tarpon Distribution Center	February 19, 2004	67	16	51	3	24
International Airport Center — LAX Gateway	March 22, 2004	919	562	357	21	(75)
Fairmeadows — Audrey	April 23, 2004	73	18	55	3	31
Fairmeadows — Twin Elms Distribution Center	May 28, 2004	453	92	361	22	213
AMB Capronilaan Logistics Center	June 2, 2004	—	—	—	—	—
TechRidge Phase IIIA	June 9, 2004	929	249	680	29	232
International Airport Center — JFK A-C	June 22, 2004	2,796	436	2,360	—	—
International Airport Center — JFK D	June 22, 2004	—	—	—	—	—
Fairfalls Industrial Portfolio	June 22, 2004	2,971	679	2,292	106	771
Cobia Distribution Center	June 24, 2004	—	—	—	—	—
IAH Logistics Center	June 30, 2004	—	—	—	—	—
Fairfalls 231 Main Street	July 16, 2004	164	36	128	6	36
AMB Tri-Port Distribution Center	September 28, 2004	3,197	1,012	2,185	—	—
AMB CDG Cargo Center	October 18, 2004	3,624	1,283	2,341	—	—
AMB Schiphol Distribution Center	December 9, 2004	742	142	600	—	—
AMB Shady Oak Industrial Center	December 10, 2004	191	141	50	3	5
AMB Northpoint Industrial Center	December 10, 2004	1,014	327	687	41	378
AMB Industrial Park Business Center	December 10, 2004	548	207	341	20	191
AMB District Industrial	December 15, 2004	—	—	—	—	—
AMB Sivert Distribution	December 15, 2004	—	—	—	—	—
AMB Turnberry Distribution	December 16, 2004	4,812	666	4,146	249	434

		$23,922	$6,375	$17,547	$503	$2,240

The Operating Partnership or its affiliates purchased the 2004 Property Acquisitions with proceeds from dispositions, borrowings on the unsecured credit facility, the assumption of mortgage indebtedness and contributions from minority interests.

Each of the Coltongo Distribution Center, AMB Capronilaan Logistics Center, International Airport Center — JFK D, Cobia Distribution Center, IAH Logistics Center, AMB District Industrial and AMB Sivert Distribution does not have historical revenue and operating expenses as each of them was either a sale/leaseback transaction or was vacant prior to acquisition and would be deemed a development property. As such, no property operations have been reflected in the accompanying pro forma statement of operations related to these acquisition.

The minority interests’ share of income includes the minority interests’ share of depreciation and amortization and the minority interests’ share of interest expense (see (4) and (5), respectively, for the depreciation and amortization and the interest expense adjustment).

AMB PROPERTY, L.P.

NOTES AND ADJUSTMENTS TO PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(UNAUDITED, DOLLARS IN THOUSANDS)

(4) The following table sets forth the initial allocation of land and building and other costs based on the preliminary purchase price allocation for the 2004 Property Acquisitions and may differ from the actual purchase price allocation upon realization of any accrued costs. Building and other costs include intangible assets for the value attributable to above market leases, in-place leases and lease origination costs. The total purchase price is increased by intangible liabilities for the value attributable to below market leases. This table also reflects the estimated incremental depreciation and amortization for the 2004 Property Acquisitions in accordance with Statement of Financial Accounting Standard No. 141, Business Combinations (“SFAS 141”), using the estimated useful lives of the real estate investments and related intangibles based on the preliminary purchase price allocation. The 2004 Property Acquisitions that are located on-tarmac, which is land owned by federal, state or local airport authorities, and subject to ground leases, are depreciated over the lesser of 40 years or the contractual term of the underlying ground lease.

			Building		Depreciation and
	Acquisition Date	Land	and Other	Total	Amortization
Mooncreek Distribution Center	January 6, 2004	$2,958	$7,924	$10,882	$3
Coltongo Distribution Center	January 22, 2004	2,230	2,087	4,317	—
Funabashi Distribution Center	February 16, 2004	4,524	17,115	21,639	80
International Airport Center — Boston Marine	February 11, 2004	—	69,135	69,135	242
Tarpon Distribution Center	February 19, 2004	884	3,914	4,798	20
International Airport Center — LAX Gateway	March 22, 2004	—	27,812	27,812	237
Fairmeadows — Audrey	April 23, 2004	816	1,461	2,277	16
Fairmeadows — Twin Elms Distribution Center	May 28, 2004	3,501	7,375	10,876	95
AMB Capronilaan Logistics Center	June 2, 2004	8,769	14,675	23,444	—
TechRidge Phase IIIA	June 9, 2004	3,143	12,414	15,557	192
International Airport Center — JFK A-C	June 22, 2004	42,133	71,669	113,802	916
International Airport Center — JFK D	June 22, 2004	15,401	24,924	40,325	—
Fairfalls Industrial Portfolio	June 22, 2004	18,539	41,237	59,776	679
Cobia Distribution Center	June 24, 2004	1,792	5,950	7,742	—
IAH Logistics Center	June 30, 2004	6,582	21,251	27,833	—
Fairfalls 231 Main Street	July 16, 2004	1,841	3,801	5,642	69
AMB Tri-Port Distribution Center	September 28, 2004	25,672	19,853	45,525	484
AMB CDG Cargo Center	October 18, 2004	—	38,870	38,870	840
AMB Schiphol Distribution Center	December 9, 2004	6,322	9,490	15,812	231
AMB Shady Oak Industrial Center	December 10, 2004	897	1,795	2,692	44
AMB Northpoint Industrial Center	December 10, 2004	2,769	8,087	10,856	214
AMB Industrial Park Business Center	December 10, 2004	1,648	4,187	5,835	102
AMB District Industrial	December 15, 2004	703	1,339	2,042	—
AMB Sivert Distribution	December 15, 2004	857	1,377	2,234	—
AMB Turnberry Distribution	December 16, 2004	19,112	78,361	97,473	1,783

		$171,093	$496,103	$667,196	$6,247

Each of the Coltongo Distribution Center, AMB Capronilaan Logistics Center, International Airport Center — JFK D, Cobia Distribution Center, IAH Logistics Center, AMB District Industrial and AMB Sivert Distribution was either a sale/leaseback transaction or was vacant prior to acquisition and would be deemed a development property. As such, no depreciation and amortization adjustment has been reflected in the accompanying pro forma statement of operations related to these acquisitions.

(5) The following table sets forth the assumed mortgages, interest rates and the incremental interest expense related to the assumed mortgages for the 2004 Property Acquisitions. Any mortgage premium or discount on existing debt that is assumed is amortized into interest expense over the term of the related debt instrument using the effective-interest method. In addition, this table sets forth the incremental interest expense for the line of credit based on the average additional outstanding balance of the line of credit multiplied by the average interest rate.

AMB PROPERTY, L.P.

NOTES AND ADJUSTMENTS TO PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
(UNAUDITED, DOLLARS IN THOUSANDS)

				Amortization	Total
			Incremental	of Mortgage	Incremental
	Assumed	Interest	Interest	(Premium)/	Interest
Property	Mortgage	Rate	Expense	Discount	Expense
International Aiport Center — Boston Marine	$50,649	6.23%	$363	$(35)	$328
International Aiport Center — LAX Gateway	16,377	7.84%	288	(75)	213
TechRidge Phase IIIA	9,200	5.36%	218	—	218
International Aiport Center — JFK A-C	35,524	5.99%	1,014	72	1,086
Fairfalls Industrial Portfolio	13,703	6.02%	393	(35)	358
AMB CDG Cargo Center	21,916	5.90%	971	—	971
AMB Schiphol Distribution Center	10,266	4.92%	379	—	379
AMB Turnberry Distribution	48,500	5.00%	1,820	—	1,820

	$206,135	4.70%	$5,446	$(73)	$5,373

	Average
	Balance
Line of credit	Outstanding
Average balance outstanding	$159,932	1.95%	$2,339	—	$2,339

Total/weighted average	$366,067	4.16%	$7,785	$(73)	$7,712

If the market rates of interest on the variable debt changed by a 1/8 percent variance (or approximately 24 basis points), then the increase or decrease in interest expense on the variable rate debt would be $0.4 million annually.

AMB PROPERTY, L.P.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED, DOLLARS IN THOUSANDS, EXCEPT UNIT AND PER UNIT DATA)

				2003		2004
	Operating			Property		Property
	Partnership(1)	Dispositions		Acquisitions		Acquisitions		Other		Pro Forma
Revenues
Rental revenues	$601,700	$(28,754	)(2)	$28,798	(3)	$47,855	(6)	$—		$649,599
Private capital income	13,337	—		531	(3)	992	(6)	—		14,860

Total revenues	615,037	(28,754)		29,329		48,847		—		664,459

Costs and expenses
Property operating costs	(159,907)	7,813	(2)	(9,045	)(3)	(13,756	)(6)	—		(174,895)
Depreciation and amortization	(138,956)	6,849	(2)	(5,274	)(4)	(13,267	)(7)	—		(150,648)
Impairment losses	(5,251)	—		—		—		—		(5,251)
General and administrative	(47,729)	2	(2)	—		—		—		(47,727)

Total costs and expenses	(351,843)	14,664		(14,319)		(27,023)		—		(378,521)

Other income and expenses, net
Equity in earnings of unconsolidated joint ventures	5,445	—		—		—		—		5,445
Interest and other income, net	4,648	(5	)(2)	—		—		—		4,643
Gains from dispositions of real estate	7,429	—		—		—		—		7,429
Development profits, net of taxes	14,441	—		—		—		—		14,441
Interest, including amortization	(146,773)	4,310	(2)	(4,139	)(5)	(16,180	)(8)	(4,267	)(9)	(167,049)

Total other income and expenses, net	(114,810)	4,305		(4,139)		(16,180)		(4,267)		(135,091)

Income before minority interests	148,384	(9,785)		10,871		5,644		(4,267)		150,847

Minority interests’ share of income
Joint venture partners’ share of income	(34,146)	2,311	(2)	(4,053	)(3)	(5,314	)(6)	—		(41,202)
Joint venture partners’ share of development profits	(8,098)	—		—		—		—		(8,098)
Preferred unitholders	(13,419)	—		—		—		—		(13,419)

Total minority interests share of income	(55,663)	2,311		(4,053)		(5,314)		—		(62,719)

Income from continuing operations	92,721	(7,474)		6,818		330		(4,267)		88,128

Preferred unit distributions	(18,187)	—		—		—		—		(18,187)
Preferred unit redemption issuance costs	(5,413)	—		—		—		—		(5,413)

Income from continuing operations available to common unitholders	$69,121	$(7,474)		$6,818		$330		$(4,267)		$64,528

Basic Income Per Common Unit
Income from continuing operations available to common unitholders	$0.81									$0.75

Basic Income Per Common Unit
Income from continuing operations available to common unitholders	$0.79									$0.74

Weighted Average Common Units Outstanding
Basic	85,859,899			126,806	(10)					85,986,705

Diluted	87,616,365			126,806	(10)					87,743,171

AMB PROPERTY, L.P.
NOTES AND ADJUSTMENTS TO PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED, DOLLARS IN THOUSANDS)

(1) Reflects the consolidated operations of the Operating Partnership related to continuing operations for the year ended December 31, 2003. Revenues and expenses related to discontinued operations are not included. See the historical consolidated financial statements and notes thereto included in the Operating Partnership’s Annual Report on Amendment No. 2 on Form 10-K/A for the year ended December 31, 2003.

(2) Reflects the elimination of the historical revenues and expenses for the applicable period related to the divestiture of certain properties in 2004 and the classification of certain properties as held for sale as of December 16, 2004 as follows:

Revenues
Rental revenues	$28,754

Total revenues	28,754

Costs and expenses
Property operating costs	(7,813)
Depreciation and amortization	(6,849)
General and administrative	(2)

Total costs and expenses	(14,664)

Other income and expenses
Interest and other income	5
Interest, including amortization	(4,310)

Total other income and expenses	(4,305)

Income before minority interests	9,785

Minority interests’ share of income
Joint venture partners	(2,311)

Total minority interests’ share of income	(2,311)

Income from continuing operations	$7,474

(3) The following table sets forth the incremental rental revenues and operating expenses of the 2003 Property Acquisitions based on the historical operations of such properties for the periods prior to acquisition by the Operating Partnership or its affiliates. In addition, the following table sets forth the private capital income which would have been earned in the period prior to acquisition by the Operating Partnership based on 7.5% of the minority interests’ share of net operating income.

AMB PROPERTY, L.P.
NOTES AND ADJUSTMENTS TO PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED, DOLLARS IN THOUSANDS)

				Revenues in		Minority
		Rental	Operating	Excess of Certain	Private Capital	Interests’ Share
	Acquisition Date	Revenues	Expenses	Expenses	Income	of Income (Loss)
Gratigny Distribution Center	January 7, 2003	$—	$—	$—	$—	$—
Northfield Distribution Center Phase II	March 13, 2003	—	—	—	—	—
Yohan Industrial	May 22, 2003	410	270	140	8	55
Marlin Distribution Center	June 11, 2003	—	—	—	—	—
Utah Airfreight	June 30, 2003	653	214	439	26	268
Trans-Pacific Industrial Park	June 30, 2003	3,419	836	2,583	155	1,648
IAT Portfolio	July 31, 2003	1,661	2,860	(1,199)	—	—
Stone Distribution Center	July 31, 2003	150	22	128	8	(36)
Fairmeadows Portfolio A	September 30, 2003	223	81	142	9	(117)
Dolphin Distribution Center	September 30, 2003	130	22	108	6	33
Panther Distribution	September 30, 2003	102	20	82	—	—
International Airport Center Portfolio	various	13,670	3,457	10,213	112	328
East Grand Airfreight 1 & 2	November 14, 2003	148	118	30	—	—
Saitama Distribution Center	December 5, 2003	4,364	734	3,630	—	—
Airport Plaza	December 9, 2003	—	—	—	—	—
Fairmeadows Portfolio	December 11, 2003	2,455	269	2,186	131	1,332
Bourget Distribution Center	December 15, 2003	—	—	—	—	—
FRA Logistics Center	December 15, 2003	—	—	—	—	—
Fairmeadows Portfolio B	December 29, 2003	1,413	142	1,271	76	542

		$28,798	$9,045	$19,753	$531	$4,053

The Operating Partnership or its affiliates purchased the 2003 Property Acquisitions with proceeds from dispositions, borrowings on the unsecured credit facility, the unsecured senior notes offerings, the assumption of mortgage indebtedness and contributions from minority interests. The adjustments reflect additional interest expense related to borrowings on the unsecured credit facility and assumption of mortgage indebtedness related to the 2003 Property Acquisitions.

Each of the Gratigny Distribution Center, Northfield Distribution Center Phase II, Marlin Distribution Center, Airport Plaza, Bourget Distribution Center and FRA Logistics Center does not have historical revenue and operating expenses as each of them was either a sale/leaseback transaction or was vacant prior to acquisition and would be deemed a development property. As such, no property operations have been reflected in the accompanying pro forma statement of operations related to these acquisition.

The minority interests’ share of income includes the minority interests’ share of depreciation and amortization and the minority interests’ share of interest expense (see (4) and (5), respectively, for the depreciation and amortization and the interest expense adjustment).

(4) The following table sets forth the initial allocation of land and building and other costs based on the purchase price allocation for the 2003 Property Acquisitions. Building and other costs include intangible assets for the value attributable to above market leases, in-place leases and lease origination costs. The total purchase price is increased by intangible liabilities for the value attributable to below market leases. In addition, this table also reflects the estimated incremental depreciation and amortization for the 2003 Property Acquisitions in accordance with SFAS 141, generally using the estimated useful lives of the real estate investments and related intangibles based on the purchase price allocation. The 2003 Property Acquisitions that are located on-tarmac, which is land owned by federal, state or local airport authorities, and subject to ground leases, are depreciated over the lesser of 40 years or the contractual term of the underlying ground lease.

AMB PROPERTY, L.P.
NOTES AND ADJUSTMENTS TO PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED, DOLLARS IN THOUSANDS)

			Building
	Acquisition		and Other		Depreciation and
	Date	Land	Costs	Total	Amortization
Gratigny Distribution Center	January 7, 2003	$1,551	$2,380	$3,931	$—
Northfield Distribution Center Phase II	March 13, 2003	2,502	4,055	6,557	—
Yohan Industrial	May 22, 2003	5,904	7,323	13,227	71
Marlin Distribution Center	June 11, 2003	1,076	2,169	3,245	—
Utah Airfreight	June 30, 2003	18,753	8,381	27,134	104
Trans-Pacific Industrial Park	June 30, 2003	31,675	42,210	73,885	523
IAT Portfolio	July 31, 2003	—	30,086	30,086	582
Stone Distribution Center	July 31, 2003	2,242	3,266	5,508	47
Fairmeadows Portfolio A	September 30, 2003	5,382	5,289	10,671	99
Dolphin Distribution Center	September 30, 2003	1,581	3,602	5,183	67
Panther Distribution	September 30, 2003	1,840	3,252	5,092	61
International Airport Center Portfolio	various	78,892	115,149	194,041	2,435
East Grand Airfreight 1 & 2	November 14, 2003	5,093	4,190	9,283	91
Saitama Distribution Center	December 5, 2003	8,143	28,503	36,646	662
Airport Plaza	December 9, 2003	1,811	5,093	6,904	—
Fairmeadows Portfolio	December 11, 2003	8,320	17,143	25,463	405
Bourget Distribution Center	December 15, 2003	10,058	23,843	33,901	—
FRA Logistics Center	December 15, 2003	—	19,875	19,875	—
Fairmeadows Portfolio B	December 29, 2003	4,913	5,108	10,021	127

		$189,736	$330,917	$520,653	$5,274

Each of the Gratigny Distribution Center, Northfield Distribution Center Phase II, Marlin Distribution Center, Airport Plaza, Bourget Distribution Center and FRA Logistics Center was either a sale/leaseback transaction or was vacant prior to acquisition and would be deemed a development property. As such, no depreciation and amortization expense has been reflected in the accompanying pro forma statement of operations related to these acquisitions.

(5) The following table sets forth the calculation of the incremental interest expense based on assumed mortgages related to the 2003 Property Acquisitions. Any mortgage premium or discount on existing debt that is assumed is amortized into interest expense over the term of the related debt instrument using the effective-interest method. In addition, this table sets forth the incremental interest expense for the line of credit based on the average additional outstanding balance of the line of credit multiplied by the average interest rate.

					Total
			Incremental	Amortization	Incremental
	Assumed	Interest	Interest	of Mortgage	Interest
Property	Mortgage	Rate	Expense	Premium	Expense
Stone Distribution Center	$3,100	6.95%	$125	$(45)	$80
Fairmeadows Portfolio A	4,400	5.75%	189	(34)	155
International Airport Center Portfolio	17,392	7.72%	1,235	(237)	998
East Grand Airfreight 1&2	4,255	8.00%	297	(69)	228
Airport Plaza	4,444	6.35%	265	(40)	225
Fairmeadows Portfolio	1,765	7.00%	117	(17)	100
Fairmeadows Portfolio B	6,712	7.00%	467	(71)	396

Total/weighted average	$42,068	7.20%	$2,695	$(513)	$2,182

	Average
	Balance
Line of credit	Outstanding
Average balance outstanding	$100,340	1.95%	$1,957	—	$1,957

Total/weighted average	$142,408	3.50%	$4,652	$(513)	$4,139

AMB PROPERTY, L.P.

NOTES AND ADJUSTMENTS TO PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED, DOLLARS IN THOUSANDS)

If the market rates of interest on the variable debt changed by a 1/8 percent variance (or approximately 24 basis points), then the increase or decrease in interest expense on the variable rate debt would be $0.2 million annually.

(6) The following table sets forth the incremental effects of the 2004 Property Acquisitions during the year ended December 31, 2003 based on the historical operations of such properties.

				Revenues in		Minority
		Rental	Operating	Excess of Certain	Private Capital	Interests’ Share of
	Acquisition Date	Revenues	Expenses	Expenses	Income	Income
Mooncreek Distribution Center	January 6, 2004	$880	$254	$626	$—	$—
Coltongo Distribution Center	January 22, 2004	—	—	—	—	—
International Airport Center - Boston Marine	February 11, 2004	7,235	3,141	4,094	—	—
Funabashi Distribution Center	February 16, 2004	3,517	883	2,634	—	—
Tarpon Distribution Center	February 19, 2004	487	120	367	22	179
International Airport Center - LAX Gateway	March 22, 2004	4,063	1,726	2,337	140	263
Fairmeadows - Audrey	April 23, 2004	233	59	174	10	99
Fairmeadows - Twin Elms Distribution Center	May 28, 2004	1,109	225	884	53	521
AMB Capronilaan Logistics Center	June 2, 2004	—	—	—	—	—
TechRidge Phase IIIA	June 9, 2004	2,105	565	1,540	65	524
International Airport Center - JFK A-C	June 22, 2004	4,420	1,059	3,361	—	—
International Airport Center - JFK D	June 22, 2004	—	—	—	—	—
Fairfalls Industrial Portfolio	June 22, 2004	6,231	1,425	4,806	222	1,617
Cobia Distribution Center	June 24, 2004	—	—	—	—	—
IAH Logistics Center	June 30, 2004	—	—	—	—	—
Fairfalls 231 Main Street	July 16, 2004	302	67	235	11	66
AMB Tri-Port Distribution Center	September 28, 2004	4,670	1,562	3,108	—	—
AMB CDG Cargo Center	October 18, 2004	1,848	729	1,119	—	—
AMB Schiphol Distribution Center	December 9, 2004	1,159	180	979	—	—
AMB Shady Oak Industrial Center	December 10, 2004	440	201	239	14	144
AMB Northpoint Industrial Center	December 10, 2004	1,368	411	957	57	538
AMB Industrial Park Business Center	December 10, 2004	778	271	507	30	297
AMB District Industrial	December 15, 2004	—	—	—	—	—
AMB Sivert Distribution	December 15, 2004	—	—	—	—	—
AMB Turnberry Distribution	December 16, 2004	7,010	878	6,132	368	1,066

		$47,855	$13,756	$34,099	$992	$5,314

The Operating Partnership purchased the 2004 Property Acquisitions with proceeds from dispositions, borrowings on the unsecured credit facility, assumption of mortgage indebtedness and contributions from minority interests.

Each of the Coltongo Distribution Center, AMB Capronilaan Logistics Center, International Airport Center — JFK D, Cobia Distribution Center, IAH Logistics Center, AMB District Industrial and AMB Sivert Distribution does not have historical revenue and operating expenses as each of them was either a sale/leaseback transaction or was vacant prior to acquisition and would be deemed a development property. As such, no property operations have been reflected in the accompanying pro forma statement of operations related to this acquisition.

The minority interests’ share of income includes the minority interests’ share of depreciation and amortization and the minority interests’ share of interest income (see (8)and (9), respectively, for the depreciation and amortization and interest adjustment).

(7) The following table sets forth the initial allocation of land and building and other costs based on the preliminary purchase price allocation for the 2004 Property Acquisitions and may differ from the actual purchase price allocation upon realization of any accrued costs. Building and other costs include intangible assets for the value attributable to above market leases, in-place leases and lease origination costs. The total purchase price is increased by intangible liabilities for the value attributable to below market leases. In addition, this table also reflects the estimated incremental depreciation and amortization for the 2004 Property Acquisitions generally using the

AMB PROPERTY, L.P.

NOTES AND ADJUSTMENTS TO PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED, DOLLARS IN THOUSANDS)

estimated useful lives of the real estate investments and related intangibles based on the preliminary purchase price allocation. The 2004 Property Acquisitions that are located on-tarmac, which is land owned by federal, state or local airport authorities, and subject to ground leases, are depreciated over the lesser of 40 years or the contractual term of the underlying ground lease.

Each of the Coltongo Distribution Center, AMB Capronilaan Logistics Center, International Airport Center – JFK D, Cobia Distribution Center, IAH Logistics Center, AMB District Industrial and AMB Sivert Distribution was either a sale/leaseback transaction or was vacant prior to acquisition. As such, no depreciation and amortization expense has been reflected in the accompanying pro forma statement of operations related to these acquisitions.

			Building
			and Other		Depreciation and
		Land	Costs	Total	Amortization
Mooncreek Distribution Center	January 6, 2004	$2,958	$7,924	$10,882	$217
Coltongo Distribution Center	January 22, 2004	2,230	2,087	4,317	—
International Airport Center - Boston Marine	February 11, 2004	—	69,135	69,135	2,102
Funabashi Distribution Center	February 16, 2004	4,524	17,115	21,639	624
Tarpon Distribution Center	February 19, 2004	884	3,914	4,798	143
International Airport Center - LAX Gateway	March 22, 2004	—	27,812	27,812	1,057
Fairmeadows - Audrey	April 23, 2004	816	1,461	2,277	50
Fairmeadows - Twin Elms Distribution Center	May 28, 2004	3,501	7,375	10,876	233
AMB Capronilaan Logistics Center	June 2, 2004	8,769	14,675	23,444	—
TechRidge Phase IIIA	June 9, 2004	3,143	12,414	15,557	437
International Airport Center - JFK A-C	June 22, 2004	42,133	71,669	113,802	1,921
International Airport Center - JFK D	June 22, 2004	15,401	24,924	40,325	—
Fairfalls Industrial Portfolio	June 22, 2004	18,539	41,237	59,776	1,425
Cobia Distribution Center	June 24, 2004	1,792	5,950	7,742	—
IAH Logistics Center	June 30, 2004	6,582	21,251	27,833	—
Fairfalls 231 Main Street	July 16, 2004	1,841	3,801	5,642	127
AMB Tri-Port Distribution Center	September 28, 2004	25,672	19,853	45,525	649
AMB CDG Cargo Center	October 18, 2004	—	38,870	38,870	1,118
AMB Schiphol Distribution Center	December 9, 2004	6,322	9,490	15,812	309
AMB Shady Oak Industrial Center	December 10, 2004	897	1,795	2,692	59
AMB Northpoint Industrial Center	December 10, 2004	2,769	8,087	10,856	285
AMB Industrial Park Business Center	December 10, 2004	1,648	4,187	5,835	136
AMB District Industrial	December 15, 2004	703	1,339	2,042	—
AMB Sivert Distribution	December 15, 2004	857	1,377	2,234	—
AMB Turnberry Distribution	December 16, 2004	19,112	78,361	97,473	2,375

		$171,093	$496,103	$667,196	$13,267

(8) The following table sets forth the assumed mortgages, interest rates and the incremental interest expense related to the assumed mortgages, which approximate fair value, for the 2004 Property Acquisitions. Any mortgage premium or discount on existing debt that is assumed is amortized into interest expense over the term of the related debt instrument using the effective-interest method. In addition, this table sets forth the incremental interest expense for the line of credit based on the average additional outstanding balance of the line of credit multiplied by the average interest rate.

AMB PROPERTY, L.P.

NOTES AND ADJUSTMENTS TO PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED, DOLLARS IN THOUSANDS)

			Incremental	Amortization of Mortgage	Total Incremental
	Assumed	Interest	Interest	(Premium)/	Interest
Property	Mortgage	Rate	Expense	Discount	Expense
International Aiport Center - Boston Marine	$50,649	6.23%	$3,155	(305)	$2,850
International Aiport Center - LAX Gateway	16,377	7.84%	1,284	(333)	951
TechRidge Phase IIIA	9,200	5.36%	493	—	493
International Airport Center - JFK A-C	35,524	5.99%	2,128	151	2,279
Fairfalls Industrial Portfolio	13,703	6.02%	825	(74)	751
AMB CDG Cargo Center	21,916	5.90%	1,293	—	1,293
AMB Schiphol Distribution Center	10,266	4.92%	505	—	505
AMB Turnberry Distribution	48,500	5.00%	2,425	—	2,425

	$206,135	4.70%	$12,108	$(561)	$11,547

	Average
	Balance
Line of credit	Outstanding
Average balance outstanding	$237,587	1.95%	$4,633	—	$4,633

Total/weighted average	$443,722	3.77%	$16,741	$(561)	$16,180

If the market rates of interest on the variable debt changed by a 1/8 percent variance (or approximately 24 basis points), then the increase or decrease in interest expense on the variable rate debt would be $0.6 million annually.

(9) On November 10, 2003, the Operating Partnership issued $75.0 million aggregate principal amount of senior unsecured notes to Teachers Insurance and Annuity Association of America (“Teachers”). The Company guaranteed the principal amount and interest on the notes, which mature on November 1, 2013, and bear interest at 5.53% per annum. These senior unsecured notes have been reflected as if they were issued on January 1, 2003 and were carried forward through the issuance date. Teachers has agreed that until November 10, 2005, the Operating Partnership can require Teachers to return the notes to it for cancellation for an obligation of equal dollar amount under a first mortgage loan to be secured by properties determined by the Operating Partnership, except that in the event the rating on Operating Partnership’s senior unsecured debt are downgraded by two ratings agencies to BBB-, the Operating Partnership will only have ten days after the last of these downgrades to exercise this right. During the period when the Operating Partnership can exercise its cancellation right and until any mortgage loans close, Teachers has agreed not to sell, contract to sell, pledge, transfer or otherwise dispose of, any portion of the notes.

In addition, on November 21, 2003, the Operating Partnership issued $50.0 million aggregate principal amount of floating rate senior unsecured notes. The Company guaranteed the principal amount and interest on the notes, which mature on November 21, 2006, and bear interest at a floating rate of 3-month LIBOR telerate plus 40 basis points. These senior unsecured notes have been reflected as if they were issued on January 1, 2003 and were carried forward through the issuance date. If the market rates of interest on the variable debt changed by a 1/8 percent variance (or approximately 15 basis points), then the increase or decrease in interest expense on the variable rate debt would be $0.1 million annually.

(10) In connection with the acquisition of East Grand Airfreight 1&2 on November 14, 2003, AMB Property II, L.P., an affiliate of the Operating Partnership, issued 145,548 of its class B common limited partnership units, which

AMB PROPERTY, L.P.

NOTES AND ADJUSTMENTS TO PRO FORMA
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(UNAUDITED, DOLLARS IN THOUSANDS)

the holders may require AMB Property II, L.P. to redeem for cash. If a holder requests a redemption, AMB Property II, L.P. has the right to elect to have the Company exchange some or all of the units for shares of the common stock of the Company on a one-for-basis. This adjustment reflects the weighted average of these shares for the period from January 1, 2003 though November 14, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property, L.P.
(Registrant)
By: AMB Property Corporation
Its: General Partner

Date: January 11, 2005	By:	/s/ Michael A. Coke
Michael A. Coke
Chief Financial Officer and Executive Vice President (Duly Authorized Officer and Principal Financial and Accounting Officer)

Exhibit Index

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP